UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2014 (August 28, 2014)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55198	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2014, Realty Capital Securities, LLC, the exclusive dealer manager for American Realty Capital – Retail Centers of America, Inc.’s (the “Company”) initial public offering of common stock (the “Offering”), sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it announced that the Company’s Offering will close to new investments upon the earlier of (a) raising $1.5 billion or (b) September 12, 2014. Through August 27, 2014, approximately $656 million of the $1.5 billion registered (excluding amounts registered under the Company’s distribution reinvestment plan) has been raised. In order to allow for associated processing time needed, the transfer agent for the Company will accept subscriptions in good order dated on or before September 12, 2014 and received no later than November 14, 2014.  Funding for submitted subscriptions must also be received on or before November 14, 2014.

The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Email dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: August 29, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors